Exhibit 10.3
TERMINATION AMENDMENT
Effective April 30, 2017

To

Intercompany Agreement,
dated January 1, 2010,
(“Agreement”)

between

ING Life Insurance and Annuity Company
(nka Voya Retirement Insurance and Annuity Company)

And

Directed Services LLC

Whereas, Voya Retirement Insurance and Annuity Company (“VRIAC”) and Directed Services LLC (“DSL”) entered into an Intercompany Agreement, effective as of January 1, 2010 (the Intercompany Agreement, as amended, is hereinafter referred to as the “Agreement”);

Whereas, the parties wish to terminate the Agreement effective as of the close of business on April 30, 2017 (the “Effective Date”)

Now, therefore, the parties mutually agree as follows:

In accordance with Section 8 of the Agreement, VRIAC and DSL mutually acknowledge and agree that the Agreement (other than the payment provisions and calculation obligations of Section 1 with respect to all periods up to and including the Effective Date) shall terminate and be of no further force and effect from and after the Effective Date. As a result of payment for all periods up to and including the Effective Date in accordance with Section 1 of the Agreement, the parties hereby acknowledge and agree that all of DSL’s payment obligations in respect of the Agreement shall be fully discharged, released and terminated.

This Amendment is effective as of the Effective Date.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have caused this Amendment to be duly executed by their authorized representatives on June 29, 2017.

Directed Services LLC    Voya Retirement Insurance and Annuity Company

By:_/s/Megan Huddleston____________    By:_/s/ Elizabeth Schroeder_________________
Name:_Megan Huddleston____________    Name:__ Elizabeth Schroeder_______________
Title:_SVP and Assistant Secretary_______    Title:_Vice President_______________________